EXHIBIT 99.1

Notes

The following table sets forth the number of shares of Series B Convertible
Preferred Stock held directly by the reporting persons and the number of shares of common stock issuable upon conversion of such shares. Reflects a 1-for-8 reverse stock split, which became effective on October 24, 2006 and the issuance of dividends payable upon conversion of such shares. The reporting persons disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein.

                                                                                   Shares of Common Stock issuable upon
                                            Shares of Series B Convertible        conversion of the Series B Convertible
            Holder                          Preferred Stock held by Holder                    Preferred Stock
            ------                          ------------------------------        --------------------------------------

Atlas Venture Entrepreneurs' Fund V, LP                   67,972                                    9,984

Atlas Venture Fund V, LP                               4,083,453                                  599,884

Atlas Venture Parallel Fund V-A, CV                    1,014,458                                  149,028

The following table sets forth the number of shares of Series C Convertible
Preferred Stock held directly by the reporting persons and the number of shares of common stock issuable upon conversion of such shares. Reflects a 1-for-8 reverse stock split, which became effective on October 24, 2006 and the issuance of dividends payable upon conversion of such shares. The reporting persons disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein.

                                                                                   Shares of Common Stock issuable upon
                                            Shares of Series C Convertible        conversion of the Series C Convertible
            Holder                          Preferred Stock held by Holder                    Preferred Stock
            ------                          ------------------------------        --------------------------------------
Atlas Venture Entrepreneurs' Fund V, LP                   50,849                                    9,104

Atlas Venture Fund V, LP                               3,054,889                                  547,003

Atlas Venture Parallel Fund V-A, CV                      758,932                                  135,892

The following table sets forth the number of shares of Series C-2 Convertible
Preferred Stock held directly by the reporting persons and the number of shares of common stock issuable upon conversion of such shares. Reflects a 1-for-8 reverse stock split, which became effective on October 24, 2006 and the issuance of dividends payable upon conversion of such shares. The reporting persons disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein.

                                                                                    Shares of Common Stock issuable upon
                                           Shares of Series C-2 Convertible        conversion of the Series C-2 Convertible
            Holder                          Preferred Stock held by Holder                    Preferred Stock
            ------                         --------------------------------        ----------------------------------------
Atlas Venture Entrepreneurs' Fund V, LP                   50,927                                    6,812

Atlas Venture Fund V, LP                               3,059,559                                  409,285

Atlas Venture Parallel Fund V-A, CV                      760,092                                  101,678

The following table sets forth the number of shares of Common Stock issuable upon exercise of Common Stock warrants held directly by the reporting persons.
Reflects a 1-for-8 reverse stock split, which became effective on October 24,
2006. The reporting persons disclaim beneficial ownership of such securities except to the extent of their pecuniary interest therein.

            Holder                           Common Stock Warrants Held by Holder            Expiration Date
            ------                           ------------------------------------            ---------------
Atlas Venture Entrepreneurs Fund V, LP                       374                                 7/12/09
                                                             561                                10/28/09

Atlas Venture Fund V, LP                                    22,499                               7/12/09
                                                            33,748                              10/28/09

Atlas Venture Parallel Fund V-A, CV                         5,588                                7/12/09
                                                            8,384                               10/28/09